Exhibit 5

                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                             New York, NY 10022

                                             June 10, 1996

     Culligan Water Technologies, Inc.
     One Culligan Parkway
     Northbrook, Illinois 60062

               Re:  Registration Statement on Form S-8

     Ladies and Gentlemen:

               We have acted as special counsel to Culligan Water Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8, relating to the issuance and sale of up to 1,712,594 shares (the "Shares") of the common stock of the Company, par value $0.01 per share (the "Common Stock"). The Shares consist of 550,000 shares of Common Stock which have been reserved for issuance upon exercise of stock options (the "Stock Option Plan Shares") that have been or may be granted under the Company's 1995 Stock Option and Incentive Award Plan (the "Stock Option Plan") and 1,162,594 shares of Common Stock which have been reserved for issuance upon exercise of other outstanding stock options (the "Other Option Shares" and, collectively with the Stock Option Plan Shares, the "Option Shares").

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"),
     (b) the Stock Option Plan, (c) a specimen certificate evidencing the Common Stock, (d) the Restated Certificate of Incorporation of the Company, as presently in effect, (e) the Amended and Restated By-Laws of the Company, as presently in effect, (f) certain resolutions of the Board of Directors of the Company relating to, among other things, the Stock Option Plan and the Other Option Shares (collectively, the "Board Resolutions") and
     (g) such other documents as we have deemed necessary or appropri-ate as a basis for the opinions set forth below.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authentici-ty of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corpo-rate or other, to enter into and perform all obligations thereun-der and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opin-ions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or represen-tations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that (i) the certificates representing the Option Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us, and (ii) prior to the issuance of any Option Shares, the Company and the relevant optionee will have duly entered into stock option agreements ("Option Agreements") in accordance with the Board Resolutions.

               Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

               Based upon and subject to the foregoing, we are of the opinion that the Option Shares have been duly and validly autho-rized for issuance and, when delivered and paid for in accordance with the terms of the Option Agreements, will be validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom